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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into as of January 1, 2002, by and between Citadel Software, Inc., a Delaware corporation ("Company"), and Steven B. Solomon ("Employee").

WHEREAS, Company desires to employ Employee, and Employee desires to be employed by Company, pursuant to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1.   Employment; General Terms. Company hereby employs Employee to serve Company
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     in the capacity and position set forth below and Employee hereby accepts such employment and agrees to perform the services specified herein upon the terms and conditions set forth herein. Capitalized terms used within this Agreement shall have the definitions assigned to them below:

         Employee:                  Steven B. Solomon
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         Position:                  Chief Executive Officer
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         Term:                              5 years
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           Start Date:                    January 1, 2002
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         Base Annual Salary:                $200,000
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         Bonus:                       as set forth in Section 3(b)
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         Vacation:                          4 weeks per year
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         Other:                     $950 per month car allowance
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2)   Term. Subject to the provisions for renewal or termination as hereinafter
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     set forth, the primary term of this Agreement shall be for the number of years set forth in Section 1 under "Term," with the Start Date as listed in
     Section 1. Thereafter, this Agreement shall automatically be extended for successive one-year periods until terminated as provided in Section 8 below. This Agreement may also be terminated through non-renewal by either party with 60 days' written notice to the other party prior to the end of each term.

3)   Compensation. For all services rendered by Employee under this Agreement,
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     Company shall pay to Employee, commencing upon January 1, 2002, a salary as follows:

     a) Base Annual Salary. Commencing upon the Start Date, Company shall pay to
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        Employee the Base Annual Salary, payable in accordance with Company's payroll practices, but not less than once per month. Employee's compensation shall be increased on each anniversary date of this Agreement by mutual agreement of the parties.

     b) Bonus. Employee shall receive other bonuses or other extraordinary
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        compensation as determined in the discretion of the Board of Directors of Employer but at least equal to the prior year's bonus.

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         For the first year of this Agreement, Employee's bonus shall be in the amount of $150,000. Such bonuses shall be paid quarterly but the Employee may defer such bonuses.

     c)  Withholding. The Base Annual Salary, Bonus, if any, and all other
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         compensation, if any, shall be subject to withholding for all applicable taxes.

4)   Stock Options. Company shall grant stock options to Employee under Stock
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     Option Agreements. The grant of such options and the related terms and conditions shall be controlled by the Stock Option Agreements. Company agrees to pay costs associated with registration of the shares underlying these options and to use its best efforts to include the shares underlying the options on a registration statement on Form S-8 following the completion of the distribution proposed by CT Holdings, an IPO or other event which results in the Company's shares being listed or traded on a public market, which obligations shall survive a Change of Control.

5)   Duties. Employee shall serve Company in the Position listed in Section 1,
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     and Employee hereby agrees to perform the duties normally incidental and customary to that office for as long as Employee shall hold that office.

6)   Benefits. Employee shall be entitled to such group insurance and other
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     fringe benefit programs as are established for the other employees of
     Company, on the same basis as such other employees are entitled thereto, it being understood that the establishment, termination or change of such programs shall be at the sole discretion of Company from time to time. Additional benefits that may be granted to Employee are listed in Section 1 under "Other." In addition to key man any insurance maintained by Employer for its benefit, Employer shall purchase and pay the premiums on a life insurance policy covering Employee in the amount of at least $5,000,000. Employee shall have the sole right to designate one or more beneficiaries under such policy. The current one-year term cost of such policy shall be included in Employee's income to the extent required by law.

7)   Vacation. Employee shall be entitled to vacation time equal to the number
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     of weeks listed under "Vacation" in Section 1.

8)   Termination. This Agreement shall terminate upon the occurrence of the
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     first of the following events:

     a)  Death or Total Disability of Employee. In the event of Employee's death
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         during the term of this Agreement, this Agreement will terminate upon the first day of the month following Employee's date of death. Company may terminate this Agreement by reason of "Total Disability" upon at least thirty (30) days' notice to Employee. As used herein, "Total Disability" means illness or other physical or mental disability of Employee which shall continue for a period of at least six (6) months in the aggregate during any twelve (12) month period during the term of this Agreement, which such illness or disability shall make it impossible or impracticable for Employee to perform any of Employee's duties and responsibilities hereunder with whatever reasonable accommodation may be required by applicable law. If a disagreement arises between Employee and Company as to whether Employee is suffering from "Total Disability," as defined herein, a physician designated by mutual consent of the parties shall determine the question of Employee's disability. In the event of Employee's death or Total Disability, Company shall pay Employee or the duly authorized representatives of Employee's estate, in one lump sum, one (1) year of Base Annual Salary, as adjusted, along with a pro rata portion of Employee's Bonus (based upon what Employee would have earned for the year or based upon Employee's Bonus for the prior year, whichever is greater) (the "Pro Rata Bonus"), in return for Employee or the duly authorized representatives of Employee's estate executing a full release of all claims against Company.

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b)   Termination for Cause. Prior to the end of the term of this Agreement,
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     Company, upon thirty (30) days prior written notice to Employee, may discharge Employee for Cause and terminate this Agreement without any further liability hereunder to Employee or his/her estate, other than the obligation to pay to Employee his/her base salary accrued to the date of termination along with his Pro Rata Bonus. For purposes of this Agreement, a discharge for "Cause" shall mean a discharge resulting from a determination by Company that Employee:

     i) has failed to diligently perform the material duties assigned to Employee under this Agreement or to have abandoned Employee's assigned job duties and not to have remedied the situation within a reasonable period of time after receipt of written notice from Company specifying the failure;

     ii) has failed to abide by Company's policies, rules, procedures or directives and not to have remedied the situation within a reasonable period of time after receipt of written notice specifying the failure;

     iii) has acted in a grossly negligent manner, or has engaged in reckless or willful misconduct with respect to Company which results or could have resulted in material harm to Company's standing among customers, suppliers, employees and other business relationships;

     iv) has been found guilty by a court of law of fraud, dishonesty and/or a felony crime, or any other crime involving moral turpitude; or

     v) has engaged in employee misconduct, including but not limited to, breach of fiduciary duty, theft, fraud, embezzlement, violation of securities laws, violation of employment-related laws (including but not limited to laws prohibiting discrimination in employment), falsification of employment applications or other business records, or habitual absenteeism or tardiness.

     In making any determination described above, Company must act in good faith. Notwithstanding the foregoing, Employee shall in no event be deemed to have been discharged for Cause unless and until there shall have been delivered to Employee a termination notice from Company, certified by the Secretary of Company, setting forth the fact that Company is exercising its option to terminate Employee for Cause and setting forth the exact Cause for the termination.

c)   Termination Without Cause and Constructive Termination. Prior to the end of
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     the term of this Agreement, Company, upon written notice to Employee, may discharge Employee without Cause and terminate this Agreement, such termination to be effective upon the date as specified in said notice. In the event Company terminates Employee without Cause or Employee is Constructively Terminated as defined below, Company shall pay Employee, in one lump sum, three (3) years of Base Annual Compensation and Employee's Pro Rata Bonus for the year along with his projected Bonus for the following two years (based upon the projected bonus calculations contained in Section 8(a)), in return for Employee executing a written acknowledgment of termination of employment, which contains a full release of all claims against Company. For purposes of this Agreement, "Constructively Terminated" or "Constructive Termination" shall mean the occurrence of any of the following events without Employee's express written consent:

     i) A substantial and adverse change in Employee's duties, control, authority, status or position with Company, or the assignment to Employee of any duties or responsibilities which are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by Employee, or a loss of title, loss of office, relocation,

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               loss of significant authority, power or control, or any removal of him from or any failure to reappoint or reelect him to such positions, except in connection with the termination of his/her employment for Cause or Total Disability, or as a result of Employee's death;

          ii) Any material breach by Company of any provision of this Agreement; or

          iii) A required relocation by Company of Employee outside Dallas, Texas.

     d)   Resignation. If Employee, at any time during the term of this
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          Agreement, desires to resign his/her employment, Employee shall submit notice of his/her proposed resignation to Company at least thirty (30) days prior to the intended effective date thereof. Company may waive this notice period in its sole discretion. Company will have no further obligation if Employee resigns other than to pay Employee for salary already earned and Employee's Pro Rata Bonus, including any obligation under any applicable benefit plan.

9)   Change of Control.
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     a)   "Change of Control" means the occurrence of any of the following events, as a result of one transaction or a series of transactions:

          i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), but excluding Company, its affiliates and any qualified or non-qualified plan maintained by Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of Company representing more than 25% of the combined voting power of Company's then outstanding securities;

          ii) individuals who constitute a majority of the Board of Directors of Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

          iii) Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of Company;

          iv) Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity; or

          v) a dissolution or liquidation of Company or a partial liquidation involving 50% or more of the assets of Company.

     b) Notwithstanding anything herein to the contrary, in the event of a Change of Control of Company, and Employee is terminated by Company within 36 months of the date of the Change in Control, for any reason other than Death and Total Disability, Company shall pay Employee, in one lump sum, three (3) years of Base Annual Salary, as adjusted, along with Employee's Pro Rata Bonus for the year along with his projected Bonus for the following two years (based upon the projected bonus calculations contained in Section 8(a)), (the "Termination upon Change of Control Amount"). In the event that Employee is paid the Termination upon Change of Control Amount, Company shall not be obligated to pay to Employee any additional amounts under Section 8 hereunder. Such Termination upon Change in Control Amount shall be reduced as

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          necessary to comply with Section 280G of the Internal Revenue Code of
          1986, as amended. Company's obligations within this Section 9(b) shall survive the termination of this Agreement.

10)  Confidential Information. Employee acknowledges that (i) in the course of
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     his/her employment by Company, he/she will receive certain confidential information and knowledge concerning the operations of Company which Company desires to protect and (ii) in the future, Employee will have greater access to such information and Company will provide additional confidential information to Employee. This confidential information shall include, but not be limited to:

     a)   terms and conditions of and the identity of the parties

     b) to Company's agreements with its partners, clients and suppliers, including but not limited to price information;

     c) management systems, policies or procedures, including the contents of related forms and manuals;

     d)   professional advice rendered or taken by Company;

     e) Company's own financial data, business and management information, strategies and plans and internal practices and procedures, including but not limited to internal financial records, statements and information, cost reports or other financial information;

     f) proprietary software, systems and technology-related methodologies of Company and clients of Company;

     g) salary, bonus and other personnel information relating to Company personnel;

     h) Company's business and management development plans, including but not limited to proposed or actual plans regarding acquisitions (including the identity of any acquisition contacts), divestitures, asset sales, and mergers;

     i)   decisions and deliberations of Company's committees or boards; and

     j) litigation, disputes, or investigations to which Company may be a party and legal advice provided to Employee on behalf of Company in the course of Employee's employment.

     Employee understands that such information is confidential, and he/she agrees not to reveal such information to anyone outside Company so long as the confidential or secret nature of such information shall continue. Employee further agrees that he/she will at no time use such information in competing with Company. At such time as Employee shall cease to be employed by Company, he/she will surrender to Company all papers, documents, writings and other property produced by him or coming into his/her possession by or through his/her employment and relating to the information referred to in this paragraph, and Employee agrees that all such materials will at all times remain the property of Company.

     If Employee's duties involve Employee's expertise in technology (e.g., Employee's duties involve software programming, software maintenance, information technology, or the direct management of such groups), Employee hereby acknowledges and agrees that Company will be the intellectual property proprietor (including copyright, trademark, patent and other intellectual property rights) in all works of every kind and description created or developed by Employee, solely or jointly with

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     others, while in the course of performing his/her duties hereunder during his/her employment with Company. All such works will be deemed to have been created pursuant to the performance of Employee's duties for Company and will be considered "works for hire" owned by Company. Employee will disclose promptly, completely and in writing to Company all such content, programming or other business ideas or inventions received or made by Employee during his/her employment with Company and related in any way to the current or proposed businesses or activities of Company, and Employee hereby assigns to Company all of his/her interests therein.

     Employee acknowledges that Company expects Employee to respect and safeguard any confidential information of any former employers or others from whom such information was obtained and hereby acknowledges Company's express direction not to disclose to Company, its officers or employees, any of such information so long as it remains confidential.

11)  Specific Performance. Employee acknowledges that a remedy at law for any
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     breach or attempted breach of Section 10 of this Agreement will be inadequate, agrees that Company may be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or purchasing of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

12)  Miscellaneous.
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     a)   Notice. Any notice required or desired to be given under this
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          Agreement shall be deemed given if in writing sent by certified mail to Employee's residence in the case of Employee, or to the principal office in the case of Company, with a copy to Company's Legal Department.

     b)   Waiver. The waiver by Company of a breach of any provision of this
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          Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by Company.

     c)   Entire Agreement. This Agreement contains the entire understanding of
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          the parties and may not be amended except by a writing signed by both parties.

     d)   Binding Effect. This Agreement shall be binding upon the parties to
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          this Agreement and their heirs, executors, administrators, successors, and assigns.

     e)   Counterparts. This Agreement may be executed in counterparts, all of
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          which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     f)   Texas Law Applies. This Agreement shall be subject to and governed by
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          the laws of the State of Texas (other than any rules relating to conflicts of laws).

     g)   Arbitration. With the exception of Section 12 herein, any and all
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          disputes arising hereunder shall be resolved through binding arbitration using the then current rules of the American Arbitration Association. The resulting decision may be entered in any court with proper jurisdiction.

     h)   Partial Invalidity. The invalidity or unenforceability of any
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          provision herein shall not affect the validity or enforcement of any other provision.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

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COMPANY

CITADEL SOFTWARE INC.



By: ________________________________

Name: ______________________________

Title: _____________________________



EMPLOYEE


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Print Name:       Steven B. Solomon
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Address:          3811 Turtle Creek Blvd., Suite 770
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                  Dallas, Texas 75219
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